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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement 333-61730 of Teamstaff, Inc. on Form S-4 of our report dated March 2, 2001 related to the financial statements of BrightLane.com, Inc., appearing in the joint Proxy Statement/Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such joint Proxy Statement/Prospectus.



Deloitte & Touche LLP


Atlanta, Georgia
August 3, 2001